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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement Nos. 333-64473 and 333-64473-01 of Great-West Life & Annuity Capital I and GWL&A Financial Inc. on Form S-3 of our report dated January 25, 1999, appearing in the Annual Report on Form 10-K of Great-West Life & Annuity Insurance Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado
April 23, 1999